AMENDMENT NO. 1 TO
THE POSTAL REALTY TRUST, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN

The Postal Realty Trust, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) is hereby amended as set forth below, effective as of the date of adoption (the “Adoption Date”) of this Amendment No. 1 to the ESPP (the “Amendment”) by the Board of Directors of Postal Realty Trust, Inc. (the “Corporation”), subject to the approval of this Amendment by the stockholders of the Corporation, as provided below:

1. The first sentence of Section 5(a) of the ESPP is amended and restated to read as follows:

    “(a) The Common Stock subject to an Offering may be from authorized but unissued shares of stock. Subject to adjustment in accordance with the provisions of Section 10(g) hereof, the total number of shares of Common Stock which may be the subject of Offerings under the Plan shall not exceed in the aggregate 200,000 shares of Common Stock.”

2. The ESPP shall otherwise be unchanged by this Amendment.

3. This Amendment is adopted subject to approval by the affirmative vote of a majority of votes cast by the stockholders of the Corporation entitled to vote.

* * *

The foregoing Amendment was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on March 20, 2026, subject to the approval of the Amendment by the stockholders of the Corporation.

Stockholder approval was received on May 15, 2026.

By: /s/ Jeremy Garber
Name: Jeremy Garber
Title: President, Treasurer & Secretary